UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BALDWIN TECHNOLOGY COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice of Annual Meeting of Stockholders To Be Held November 11, 2008
PROXY STATEMENT
VOTING SECURITIES
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
MANAGEMENT
BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATON COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED JUNE 30, 2008
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008
VESTING SCHEDULE FOR UNVESTED RSUs AND RSAs
OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED JUNE 30, 2008
PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS -- SERPS)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
APPROVAL OF AMENDMENT TO THE 2005 EQUITY COMPENSATION PLAN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
GENERAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER INFORMATION
Exhibit A

BALDWIN TECHNOLOGY COMPANY, INC.

2 Trap Falls Road
Suite 402
Shelton, CT 06484

Notice of Annual Meeting of Stockholders
To Be Held November 11, 2008

To the Stockholders:

The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut, on Tuesday, the 11th day of November, 2008 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect two Class III Directors to serve for three-year terms or until their respective successors are duly elected and qualified;

2. To approve an amendment to the Company’s 2005 Equity Compensation Plan to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000, to 2,200,000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on September 30, 2008, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.

By Order of the Board of Directors.

Helen P. Oster
Secretary
Shelton, Connecticut
October 10, 2008

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

BALDWIN TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

Shelton, Connecticut
October 10, 2008

The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on the 11th day of November, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 13, 2008.

Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted (1) FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose, and (2) FOR the approval of the amendment of the Company’s 2005 Equity Compensation Plan. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matter to be presented for action at the meeting.

With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Except for the election of Directors, abstentions may be specified on all proposals and will be counted as present for the purposes of determining the existence of a quorum regarding the item on which the abstention is specified. Since the amendment of the Company’s 2005 Equity Compensation Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, abstentions will have the effect of a negative vote on this matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

The required votes for the election of Directors is described below under the caption “Voting Securities.”

With respect to any other matter requiring action at the meeting, including the amendment of the Company’s 2005 Equity Compensation Plan, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $0.01 per shares (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per shares (the Class B Common Stock”), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten (10) votes per share, is required for the approval of any such matter.

VOTING SECURITIES

The Board of Directors has fixed the close of business on September 30, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 2008 consisted of 14,470,597 shares of Class A Common Stock and 1,142,555 shares of Class B Common Stock.

With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 2008, the number of outstanding shares of Class B Common Stock constituted approximately 7.3% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect six of the eight Directors that will constitute the entire Board of Directors.

Except with respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten (10) votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting.

With respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of each such class is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the votes thereon.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Mr. Mark T. Becker, Mr. Rolf Bergstrom, Mr. Akira Hara, Mr. Ronald B. Salvagio, Mr. Ralph R. Whitney, Jr., Ms. Judith A. Mulholland and Mr. Claes Warnander are independent directors (“Independent Directors”) under the listing standards of the American Stock Exchange (“AMEX”) and the Securities and Exchange Commission (“SEC”). Mr. Gerald A. Nathe and Mr. Karl S. Puehringer, employees of the Company, and Mr. Samuel B. Fortenbaugh III, counsel to the Company, are not considered independent directors. The Independent Directors have elected Ms. Mulholland as the Lead Director.

Code of Conduct and Business Ethics

The Company adopted a revised Code of Conduct and Business Ethics (the “Code”) in August 2008, replacing the previous Code of Business Ethics adopted in August 2007. The Code has been distributed to all directors and employees. Written acknowledgment of understanding and compliance is required of all directors, executive officers, senior managers and financial staff annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Board Statement of Principles

The Board has adopted a Statement of Principles, which is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Committee Charters

The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. Each of those charters are reviewed annually, and amended if necessary. The Audit Commitee and Compensation Committee charters were most recently updated in August 2008. All the charters, as amended, are posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Board and Committee Attendance

During fiscal year 2008, each director (other than Mr. Warnander who was elected to the Board of Directors in November 2007) attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the directors who were serving as directors at the time attended the Company’s 2007 Annual Meeting of Stockholders held in January 2008. Directors are expected, but not required, to attend the 2008 Annual Meeting of Stockholders. The Board of Directors holds meetings on at least a quarterly basis, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

Stockholder Communications with Directors

Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the notice to which this proxy statement is attached, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

The Board Nomination Process

The Company does not have a standing nominating committee or committee performing similar functions. The Board believes that it is appropriate for the Company not to have such a committee since the Independent Directors perform the functions which otherwise would be delegated to such a committee.

The Independent Directors identify director nominees based primarily on recommendations from management, board members, stockholders and other sources. The Independent Directors recommend to the Board nominees that possess qualities such as personal and professional integrity, sound business judgment, and graphic arts industry or financial expertise. The Independent Directors also consider independence, age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their recommendations for nominees to the full Board. In addition, the Independent Directors also evaluate other factors that they may deem are in the best interests of the Company and its stockholders.

There is no formal policy with regard to the consideration of any director candidates recommended by stockholders; however, stockholders who wish to recommend a prospective candidate for the Board for consideration by the Independent Directors may do so by notifying the Corporate Secretary in writing at the corporate address listed on the notice to which this proxy statement is attached no later than June 30, 2009. The Corporate Secretary will pass all such stockholder recommendations on to Ms. Mulholland, the Lead Director (one of the Independent Directors chosen by the Independent Directors in accordance with the Board’s Statement of Principles) for consideration by the Independent Directors. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Independent Directors to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates. No stockholder recommendations of director candidates were received by the Independent Directors during the Company’s fiscal year ended June 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 29, 2008 (except where otherwise noted) based on a review of information filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Gabelli Asset Management, Inc.(2) One Corporate Center Rye, New York 10580	1,603,000		0		11.08%	—
Dimensional Fund Advisors Inc.(3) 1299 Ocean Ave., 11th Floor Santa Monica, California 90401	924,860		0		6.39%	—
Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	881,819		0		6.09%
Royce & Associates, LLC(5) 1414 Avenue of the Americas New York, New York 10019	813,600		0		5.62%	—
Akira Hara(6) Baldwin Japan Limited MS Shibaura Bldg. 4-13-23 Shibaura, Minato-ku Tokyo 108-0023, Japan	523,017	(7)	463,136		3.5%	40.54%
Gerald A. Nathe(6) Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	521,780	(7)(8)(9)	198,338	(10)	3.52%	17.36%
Karl S. Puehringer(6) Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	368,830	(7)(9)	1,800		2.53%	*
Jane G. St. John (11) P.O. Box 3236 Blue Jay, California 92317	358,839		314,239		2.39%	27.50%
Ralph R. Whitney, Jr.(6) Hammond Kennedy Whitney & Co., Inc. 420 Lexington Avenue — Suite 402 New York, New York 10170	135,799	(7)	100,000		*	8.75%

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

John P. Jordan Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	125,800		800		*	*
Judith A. Mulholland(6) 4324 Snowberry Lane Naples, Florida 34119	104,392	(7)(12)	0		*	—
Shaun J. Kilfoyle Baldwin Technology Company, Inc. 14600 West 106th Street Lenexa, Kansas 66215	96,666	(7)	0		*	—
Samuel B. Fortenbaugh III(6) 1211 Ave. of the Americas, 27th Floor New York, New York 10036	56,692	(7)	106		*	*
Rolf Bergstrom(6) Sodra Villagatan 6 23735 Bjarred, Sweden	32,881	(7)	0		*	—
Mark T. Becker(6) Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, FL 33486	42,799	(7)	0		*	—
Ronald B. Salvagio(6) 7108 Lemuria Circle #202 Naples, Florida 34109	8,688		0		*	—
Claes Warnander(6) 1310 N. Ritchie Court Unit 12B Chicago, Illinois 60610	17,465		0		*	—
All executive officers and directors of the Company as a group (including 12 individuals, named above)	2,013,670	(7)(8)(9)(12)	764,180	(10)	12.87%	66.88%

*	= Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)	Amount and Nature of Ownership is based on Amendment No. 20 to a Schedule 13D filed on June 6, 2007 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of June 1, 2007; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(3)	Amount and Nature of Ownership is based on Amendment No. 10 to a Schedule 13G filed on February 6, 2008 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of December 31, 2007; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(4)	Amount and Nature of Ownership is based on a Form 13F filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of a number of its clients, one of which, Wellington Trust Company, NA, is reported to hold an ownership interest in excess of five percent of the Class of shares as of June 30, 2008.

(5)	Amount and Nature of Ownership is based on Amendment No. 9 to a Schedule 13G filed on January 22, 2008 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, an investment advisor, as of December 31, 2007; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(6)	Member of the Board of Directors of the Company.

(7)	Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Nathe, 140,000 shares; Mr. Puehringer, 115,000 shares; Mr. Hara, 5,000 shares; Mr. Fortenbaugh, 27,000 shares; Mr. Whitney, 8,000 shares; Ms. Mulholland, 27,000 shares; Mr. Kilfoyle, 61,000 shares; Mr. Becker, 18,000 shares; Mr. Bergstrom, 10,000 shares; and as to all executive officers and Directors of the Company as a group, 411,000 shares.

(8)	Includes 21,000 shares of Class A Common Stock held jointly with Patricia A. Nathe, wife of the beneficial owner; includes 35,000 shares held in a trust for the benefit of Mr. Nathe’s spouse; does not include 160,000 shares which may be issued pursuant to Mr. Nathe’s employment agreement with the Company as more fully described in the Employment Agreements section below.

(9)	Includes shares held in the respective accounts of the beneficial owners in the Company’s profit sharing and savings plan, as of September 30, 2008, as follows: Mr. Nathe, 12,581 shares and Mr. Puehringer, 8,780 shares.

(10)	Includes 100,000 shares held in a trust for the benefit of Patricia Nathe, wife of the beneficial owner and 98,338 shares held in a trust for the benefit of Mr. Nathe.

(11)	Includes 44,600 shares of Class A Common Stock held by Mr. and Mrs. St. John as Trustees under a family trust; also includes 3,375 shares of Class B Common Stock held of record by a trust for the benefit of John St. John, husband of the beneficial owner, 46,932 shares of Class B Common Stock held of record by a trust for the benefit of Mr. and Mrs. St. John, and 263,932 shares of Class B Common Stock held of record by a trust for the benefit of the beneficial owner.

(12)	Includes 3,750 shares held jointly with Bob Mulholland, husband of the beneficial owner.

To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.

ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently ten members of the Company’s Board of Directors; however, the Board has voted to reduced the size of the Board to eight members following the retirement of Akira Hara and Ralph R. Whitney, Jr., effective immediately preceding the 2008 Annual Meeting of Stockholders.
Mark T. Becker and Ronald B. Salvagio, Class II Directors, and Judith A. Mulholland, a Class I Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. Akira Hara and Ralph R. Whitney, Jr., Class III Directors who are not standing for re-election, were elected by a plurality vote of the outstanding shares of Class B Common Stock. Samuel B. Fortenbaugh III and Rolf Bergstrom, Class I Directors, and Gerald A. Nathe, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. The Board elected Mr. Puehringer as a Class III Director in June 2006 and Mr. Warnander as a Class III Director in November 2007.
At this year’s Annual Meeting, two Directors will be elected to Class III. If elected, their terms will expire at the Annual Meeting to be held in 2011. Karl S. Puehringer and Claes Warnander, who are currently Class III Directors, have been nominated to serve as Class III Directors. Messrs. Puehringer and Warnander may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.
The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee that is unable to serve.
Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

Nominees for election at the 2008 Annual Meeting:

CLASS III
Karl S. Puehringer, age 43, has served as a Director of the Company since June 2006. He was elected Chief Executive Officer of the Company on July 1, 2007. He also currently serves as President of the Company, an office he has held, together with that of Chief Operating Officer, since July 2005. From November 2001 through June 2005, Mr. Puehringer was a Vice President of the Company, responsible primarily for the Company’s European operations. Prior to joining the Company, Mr. Puehringer served as a Manager at A.T. Kearney in Munich where he was responsible for project management from 1999 to 2001. From 1996 to 1998, he was President and a Director of Voest-Alpine MCE, Indonesia, and from 1993 to 1996, he was Managing Director of Voest-Alpine ICE, Mexico.

Claes Warnander, age 65, has served as a Director of the Company since November 2007. From June of 2005 until his retirement in July 2008, Mr. Warnander served as Chairman of Haldex China. He was President and CEO of Haldex, A.B., a Swedish company, providing systems to the global vehicle industry, from 1988 to 2005. Haldex is listed on the Swedish Stock Exchange.

The Board unanimously recommends a vote “FOR” each of the persons nominated to serve as Class III Directors.

CLASS I (Terms will expire at the 2009 Annual Meeting)

Samuel B. Fortenbaugh III, age 74, practices law. He has served as a Director of the Company since 1987. He is a former Chairman of Morgan Lewis & Bockius LLP, an international law firm. Mr. Fortenbaugh was a senior partner from January 1, 1980 until September 30, 2001 and a senior counsel from October 1, 2001 until August 31, 2002 of that firm. Mr. Fortenbaugh also served as a director and Chair of the Compensation Committee of Security Capital Corporation, an employer cost containment and health services and educational services company, until September 13, 2006 when that entity was acquired in a merger.

Judith A. Mulholland, age 66, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

Rolf Bergstrom, age 66, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and turn-around of companies. He currently serves as Chairman of the Board of three private Swedish companies, Michano AB, a private equity company, Roxtec AB, a maker of seals for cables and pipes and Outport 24, an IT company. He is also a director of two other private Swedish companies, Marka Pac AB, a plastics manufacturer and Balligslov AB, a producer of kitchen furniture, and of one private Danish company, JKE Design, which also makes kitchen furniture for private homes.

CLASS II (Terms will expire at the 2010 Annual Meeting)

Mark T. Becker, age 49, has served as a Director of the Company since 2001. Since March 2008, Mr. Becker has been Vice President of Sun Capital Partners, Inc., a private investment firm. From April 2007 until February, 2008, Mr. Becker was the Chief Operating Officer and Chief Financial Officer of Havells Sylvania, the international subsidiary of Havells India, Ltd., a Delhi based manufacturer of electronic switchgear and lighting products, listed on the India National and Mumbai stock exchanges. From May 2004 through April 2007 when the business was sold to Havells, Mr. Becker was the Chief Financial Officer of SLI Holdings International, a manufacturer of Sylvania lighting systems. From 2000 to April 2004, Mr. Becker was Vice President and Chief Financial Officer of Sappi Fine Paper NA, a subsidiary of Sappi Ltd., an international producer of coated woodfree paper, dissolving pulp and forest products. From 1998 through 2000, Mr. Becker served as Chief Financial Officer of Sealed Air Corporation-Europe, a leading global manufacturer of protective and specialty packaging materials and systems. He was Chief Financial Officer — Europe of W.R. Grace & Co. from 1996 through 1998.

Gerald A. Nathe, age 67, has been a Director of the Company since 1987 and has served as Chairman of the Board of the Company since February 1997. He was Chief Executive Officer from October 1995 through November 2001 and from October 2002 through June 2007. He was President of the Company from August 1993 through March 2001 and from October 2002 through June 2005.

Ronald B. Salvagio, age 65, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. Prior to 2001, he had 32 years of combined experience, first as an auditor and then as a partner at Arthur Andersen, and then at Accenture, a global management consulting and technology services company. He served as Managing Partner of the Asia Pacific internal operations of Accenture and Arthur Andersen while based in Hong Kong and Tokyo, and then became Accenture’s managing partner-corporate finance until 2001.

MANAGEMENT

Directors and Executive Officers

The Directors and executive officers of the Company are as follows:

Name	Position

Gerald A. Nathe	Chairman of the Board and Director(1)
Karl S. Puehringer	President, Chief Executive Officer and Director(1)
John P. Jordan	Vice President, Chief Financial Officer and Treasurer
Shaun J. Kilfoyle	Vice President
Mark T. Becker	Director(1)(3)
Rolf Bergstrom	Director(3)
Samuel B. Fortenbaugh III	Director(1)
Akira Hara	Director(2)
Judith A. Mulholland	Director(2)(4)
Ralph R. Whitney, Jr.	Director(2)
Ronald B. Salvagio	Director(3)
Claes Warnander	Director(2)

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Lead Director

John P. Jordan, age 63, has been Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. From 1998 to March 2007, Mr. Jordan was Vice President and Treasurer at Paxar Corporation, a publicly-traded global manufacturer of apparel identification products with $850 million in annual sales.

Shaun J. Kilfoyle, age 54, has been a Vice President of the Company since November 2002. Since 2003, he has been responsible for the Company’s operations in the Americas. He re-joined Baldwin in September 2001, responsible primarily for marketing and strategic planning. From 1997 to 2001, Mr. Kilfoyle was Vice President and Group Publisher of the Printing, Packaging and Design (Publishing, Data and Research) Unit of Cahner Business Information, a division of Reed Elsevier. Prior to that time, Mr. Kilfoyle held various marketing and business management positions at a subsidiary of the Company from 1984 to 1997.

All of the Company’s officers are elected annually by the Board of Directors and hold their offices at the pleasure of the Board of Directors.

See “Election of Directors” for biographies relating to Directors.

BOARD OF DIRECTORS

The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2008, the Board held five (5) regularly scheduled meetings, two (2) special meetings, and acted by unanimous written consent seven (7) times.

Director Compensation

The following table sets forth compensation paid to the Company’s non-employee Directors during the fiscal year ended June 30, 2008:

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards	Option Awards	All Other
	($)	($)	($)	Compensation		Total
Name	(a)	(b)(c)	(c)	($)		($)

Mark T. Becker	49,500	10,618	1,288			61,406
Rolf Bergstrom	46,500	10,618	1,288			58,406
Samuel B. Fortenbaugh III	39,000	10,618	1,309			50,927
Judith A. Mulholland	44,500	10,618	1,269			56,387
Ronald B. Salvagio	49,000	6,688	—			55,688
Ralph R. Whitney, Jr.	42,500	10,618	1,269			54,387
Akira Hara	—	10,618	1,160	196,000	(d)	207,778
Claes Warnander(e)	25,500	2,339	—			27,839

(a)	Directors who are not employees of the Company receive a $24,000 annual retainer and a fee of $1,500 for each meeting they attend of the Board of Directors or a Committee on which they serve. The Chair of the Audit Committee and the Lead Director of the Independent Directors each receives an additional $1,000 quarterly; the Chair of the Compensation Committee receives an additional $500 fee each quarter. All Directors are also reimbursed for expenses incurred in attending Board and Committee meetings.

(b)	The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders. Non-employee Directors received annual grants of Restricted Stock Awards (“RSAs”) or, in the case of foreign directors, Restricted Stock Units (“RSUs”) under the 2005 Plan. Seven (7) of the current Directors of the Company each received awards of RSAs or RSUs of 2,269 shares each on November 13, 2007. One (1) of the current Directors of the Company received an RSU award of 2,465 shares on November 26, 2007. Restrictions under RSAs and RSUs lapse one third each year on the anniversary dates of the awards.

(c)	Represents the amount recognized for financial reporting purposes with respect to Fiscal 2008 for RSAs and RSUs (Stock Awards) and stock options (Option Awards) granted during the fiscal year and prior fiscal years, as determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R).

(d)	Mr. Hara does not receive any Director fees but receives consulting fees in the amount of $60,000 per year for his services as a Strategic Advisor to the Company and Baldwin-Japan, Ltd., a subsidiary of the Company; additionally, Mr. Hara receives $136,000 per year in payments under a non-qualified supplemental executive retirement plan in connection with his prior employment with Baldwin Japan.

(e)	Mr. Warnander was elected as a Director on November 13, 2007.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2008, the Executive Committee held four (4) meetings and acted by unanimous written consent once. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Karl S. Puehringer, (CEO), Samuel B. Fortenbaugh III and Mark T. Becker. The charter of the Executive Committee is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Audit Committee

The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the Company. During the fiscal year ended June 30, 2008, the Audit Committee held nine (9) regular meetings and one (1) special meeting. The Audit Committee presently consists of Ronald B. Salvagio (Chairman), Mark T. Becker and Rolf Bergstrom. The charter of the Audit Committee, as most recently amended in August 2008, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the AMEX and that Messrs. Salvagio and Becker both qualify as “Audit Committee Financial Experts”.

Compensation Committee

The Compensation Committee has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s 2005 Plan. During the fiscal year ended June 30, 2008, the Compensation Committee met four (4) times and acted by unanimous written consent four (4) times. The Compensation Committee presently consists of Ralph R. Whitney, Jr. (Chairman), Akira Hara, Judith A. Mulholland and Claes Warnander. The charter of the Compensation Committee, as most recently amended in August 2008, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that all of the current members of the Committee are “independent” as defined by the rules of the SEC and the AMEX. See also “Role of Compensation Committee” in the Compensation Discussion and Analysis section below.

Nominating Committee

The Board does not have a nominating committee. Board of Director nominees are recommended to the full Board by the Independent Directors (see “The Board Nomination Process” in the Corporate Governance section above).

Independent Directors

The Independent Directors set compensation for the Chief Executive Officer and are responsible for recommending to the full Board nominees for election to the Board of Directors (see “The Board Nomination Process” in the Corporate Governance section above). During the fiscal year ended June 30, 2008, the Independent Directors met four (4) times and acted by written consent twice. The Independent Directors are Mark T. Becker, Rolf Bergstrom, Akira Hara, Ronald B. Salvagio, Ralph R. Whitney, Jr., Claes Warnander, and Judith A. Mulholland, who serves as Lead Director. The Statement of Principles (Charter) of the Board of Directors, which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended in August 2008, is posted on the Company’s web site under the Corporate Governance section. The committee is comprised of three non-employee directors, each of whom is “independent” as defined by the rules of the SEC and the AMEX as in effect on the date of this proxy statement. In addition, the Board has determined that two members of the committee have accounting or related financial management expertise. The Chairman, Ronald B. Salvagio, and another member of the committee, Mark T. Becker, have both been designated as “Audit Committee Financial Experts.”

In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2008, with management and Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. GT is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, with management of the Company and GT.

The committee also discussed GT’s judgment with GT as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with GT by the standards of Public Company Accounting Oversight Board (United States), including those described in Statementon Auditing Standards No. 61, “Communications with Audit Committees” and SEC Rule 2-07 of Regulation S-X.

The committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 and has discussed GT’s independence from the Company with GT. The committee considered whether the provision of non-audit services by GT to the Company was compatible with maintaining the independence of GT and concluded that the independence of GT was not compromised by the provision of such services.

Based on the review and discussions with management of the Company and GT referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2008 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Ronald B. Salvagio, Chairman
Mark T. Becker
Rolf Bergstrom

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, there is a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2008 to the following individuals who are referred to as our named executive officers (“NEOs”): Gerald A. Nathe, our Chairman of the Board, Karl S. Puehringer, our President and Chief Executive Officer, John P. Jordan, our Vice President, Chief Financial Officer and Treasurer, and Shaun J. Kilfoyle, our Vice President.

Compensation Philosophy and Objectives

The Company recognizes that a critical balance needs to be maintained between compensation and the successful pursuit of the Company’s long-term performance and business strategies. The Company compensates its senior executives and certain other senior management employees, whose contributions are key to the Company’s success, in a manner that the Company believes will attract and retain high caliber leaders and motivate its executives and senior management alike to pursue the Company’s long-term performance and strategic objectives. To that end, the Company is committed to affording its executive officers and senior management employees with competitive compensation for their knowledge, skill, experience, and responsibilities as well as competitive with the market(s) in which the Company may be required to compete for executive and/or senior management talent.

The Company and the Compensation Committee of the Board of Directors (the “Committee”) has implemented a compensation philosophy that provides for a base compensation, broad-based benefit plans available to all employees, annual incentive bonuses and long-term equity compensation in order to motivate executives and senior management to achieve the Company’s strategic objectives, to align the interests of executives and senior managers with the interests of its stockholders, to provide competitive total compensation, to attract, retain and motivate key management employees and to reward individual, regional/business unit and corporate performance.

Role of the Compensation Committee

The Committee is comprised of four non-employee Directors of the Company, each of whom is considered “independent” under the rules of the AMEX. The Committee operates pursuant to a written charter adopted by the Board, a copy of which is posted on the Company’s web site. The purpose of the Committee is to assist the Board of Directors of the Company in ensuring that proper systems of long-term and short-term compensation are in place to provide performance-oriented incentives and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of executives, non-executive employees and the Company, including increased shareholder value. The principal responsibilities of the Committee include: 1) to review and make recommendations to the Board as to the general compensation policies and practices of the Company for executive and certain senior management employees of the Company; 2) to review the performance of the Chief Executive Officer of the Company and make recommendation to the Lead Director and other Independent Directors with respect to the total compensation for the Chief Executive Officer; 3) to review and make recommendation to the entire Board of Directors with respect to the total compensation of each of the NEOs and such other employees of the Company as the Committee deems appropriate; 4) to administer and approve awards to management-level employees under the Company’s equity awards plan; 5) to review and approve management’s recommendations as to equity awards for non-management employees under the Company’s equity awards plan; 6) to review and make recommendations to the Board for awards under the Company’s equity awards plan to executive officers of the

Company; 7) to review and make recommendations to the Lead Director and to other Independent Directors of the Board for awards under the Company’s equity awards plan to the Chief Executive Officer; 8) to review and make recommendations to the Board of Directors of the Company as to any contractual or other special employment arrangements for executive officers (and other management employees) of the Company or any of its subsidiaries; 9) to review and make recommendations to the Board with respect to the compensation and benefits for directors who are not employees of the Company; and 10) to review and make recommendations to the Board with respect to management succession plans.

Specific Elements of NEO Compensation

General

For each of the NEOs of the Company (except the Chairman) named in the Summary Compensation Table below, compensation consists of a base salary, a potential for an incentive cash bonus, equity compensation awards, and other perquisites. Certain of these NEOs also have supplemental retirement benefits. The Committee annually reviews the total compensation package paid to each of the NEOs and certain other senior management employees. In fiscal 2008, the Committee and the Company’s human resources group used the following consulting firms, (Hewitt Associates, LLC, Watson Wyatt Worldwide, and Executive Resource Group) to provide information from their database of surveys and comparable compensation packages paid to executives at a broad range of publicly traded manufacturing companies with industry classifications, market values, revenue sizes, and global operating footprints similar to those of the Company. The Committee compared the compensation packages the Company provides to its NEOs with those benchmarks in determining the appropriateness of the compensation packages paid to the NEOs and makes adjustments where appropriate.

Base Salary

The base salary in place for executives as well as non-executive employees is intended to attract and retain top level talent as well as to compensate employees for their knowledge, skill, experience, and overall job responsibilities.

The salary of Gerald A. Nathe is fixed by an employment agreement that was negotiated between Mr. Nathe and the Compensation Committee and approved by the Board of Directors. Mr. Nathe’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Board of Directors, and the attainment of objectives mutually agreed upon with the Board of Directors. Recommended annual increases to Mr. Nathe’s base salary are subject to review and approval of the Compensation Committee and the Board of Directors.

The base salary of Karl S. Puehringer is fixed by an employment agreement that was negotiated between Mr. Puehringer and the Compensation Committee and approved by the Independent Directors of the Board of Directors. Mr. Puehringer’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Independent Directors of the Board of Directors, and the attainment of objectives mutually agreed-upon with the Independent Directors. Recommended annual increases to Mr. Puehringer’s base salary are subject to review and approval of the Compensation Committee, the Independent Directors of the Board and the Board of Directors.

The base salaries of the other NEOs are also fixed by employment agreements entered into between the NEOs and the Company and approved by the Compensation Committee. Under the employment agreements in place, each

NEO’s base salary is subject to an annual increase based on performance, which is reviewed annually by Mr. Puehringer. Recommended annual increases to the NEOs base salary are also subject to review and approval of the Compensation Committee and the Board of Directors.

See a more detailed description of the terms of each employment agreement between the Company and an NEO in the Employment Agreements section below.

Bonus

Executive Officers (except the Chairman) and key management and non-management employees are eligible to receive cash bonuses provided through the Company’s Management Incentive Compensation Plan (MICP). The MICP is designed to reward, recognize and motivate the NEOs and certain other key management employees for their contributions on a total company as well as a regional/business unit basis. Each NEO and key manager participant can earn cash incentive compensation based on a target bonus percentage of his/her salary upon the achievement of certain MICP performance targets whose purpose is to focus the Company’s attention on earnings (through Profit Before Tax) and on cash (through Operating Cash Flow). The individual target award opportunities for MICP participants range from 7.5% to 50% of base salary with the NEOs (except the Chairman) each participating at the 50% bonus level.

Equity Compensation Awards

The Company’s NEOs as well as certain other management and non-management employees, who in the judgment of Messrs. Nathe and Puehringer, are in a position to contribute significantly to the Company in order to create stockholder value, receive either stock options, restricted stock grants, or restricted stock units, generally once per year. Recommendations for awarding options, restricted stock and restricted stock units are reviewed and approved by the Committee and the Board of Directors, and, in the instance of the Chief Executive Officer, by the Independent Directors.

Supplemental Retirement Benefits

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are entitled to supplemental retirement benefits (SERPs) in accordance with their respective employment agreements. A SERP is a non-qualified defined retirement plan that provides supplemental retirement income to the named NEOs. It provides retirement benefits in excess of the Company’s 401(k) profit sharing and savings plan because of contribution limitations imposed by the IRS upon the Company’s 401(k) plan. The IRS limit on earnings ($230,000 for 2008) does not apply for SERP purposes.

Mr. Nathe’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of 15 years or his life, whichever is longer, upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. During fiscal year 2008, $101,702 was accrued by the Company on behalf of Mr. Nathe in connection with his benefit. The amount of the annual deferred compensation benefit which will be paid to Mr. Nathe upon retirement is estimated to be $160,000.

Mr. Puehringer’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of fifteen (15) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual deferred compensation benefit to be paid to Mr. Puehringer is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Puehringer in connection with his benefit during fiscal year 2008 was $38,951. The estimated annual supplemental retirement benefit payable by the Company to Mr. Puehringer upon retirement is $101,888. Currently 100% vested, the estimated annual benefit payable to Mr. Puehringer will be 30% of his average base salary for his last three (3) years of employment under his employment agreement.

Mr. Jordan’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Jordan is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Jordan in connection with his benefit during fiscal year 2008 was $77,298. When fully vested (on March 8, 2012), the estimated annual supplemental retirement benefit payable by the Company to Mr. Jordan upon retirement will be $57,397. The estimated annual benefit payable to Mr. Jordan upon 100% vesting will be 20% of his average base salary for his last three (3) years of employment under his employment agreement and assuming a 4% general salary increase over each of the next four (4) years.

Mr. Kilfoyle’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Kilfoyle is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Kilfoyle in connection with his benefit during fiscal year 2008 was $91,668. The estimated annual supplemental retirement benefit payable by the Company to Mr. Kilfoyle upon retirement will be $61,499. Currently 100% vested, the estimated annual benefit payable to Mr. Kilfoyle will be 30% of his average base salary for his last three (3) years of employment under his employment agreement.

Perquisites

Generally, corporate officers are provided the same fringe benefits as all other Company employees in the U.S., such as health, dental, vision and prescription drug insurance; group life insurance; short and long-term disability insurance; and participation in a 401(k) plan with a company match. In addition, NEOs are also provided certain perquisites such as a monthly car allowance, supplemental life and long-term disability insurance, club/membership fees, legal fees, and accounting/financial advice fees. As discussed above, Messrs. Nathe, Puehringer, Jordan, and Kilfoyle also receive supplemental retirement benefits as provided for in their respective employment agreements.

Severance and Change-in-Control Agreements

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are afforded certain severance and change-in-control benefits as provided for in each of their respective employment agreements with the Company. The specific details of such severance and change-in-control benefits are discussed below under the Potential Payments upon Termination or Change of Control.

Process for Setting and Reviewing Compensation

The Committee reviews and determines the compensation for its executive officers and certain senior managers by identifying the market value of each position and determining the appropriate mix of compensation elements in order to maintain alignment with the Company’s goals and objectives. The Committee considers and compiles compensation data from proprietary and public surveys that track companies in the manufacturing sector that are comparable in size and similar in annual revenues. Where and when appropriate, the Company and/or the Committee have the authority to retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. In the fiscal year ended June 30, 2008 (“Fiscal 2008”), in addition to the survey data used to identify specific market levels for direct compensation, the Company and the Committee also conducted a study among peer companies concerning short and long-term compensation practices and trends. This effort informed the Company about practices of similarly-situated companies when reviewing and establishing compensation programs to meet the Company’s compensation and strategic objectives. For this purpose, we considered a broad range of publicly traded manufacturing companies with industry classifications, market values, revenue size, and global operating footprints similar to those of the Company.

The Company peer group used in 2008 was comprised of the following companies:

Compensation Design Peers

K-Tron International Inc.

Ampco-Pittsburgh Corp.

Hurco Companies Inc.

Key Technology Inc.

Printronix Inc.

Presstek Inc..

Radisys Corp.

3D Systems Inc.

Flow Intl. Corp.

GSI Group Inc.

Hardinge Inc.

Intevac Inc.

NN Inc.

Resources for Advice on Executive Compensation

The Company’s management and human resources department supports the Committee in its work of reviewing and determining executive level compensation. In its support role, management and the human resources department recommend, but do not determine, the amount or form of executive and director compensation. Where and when appropriate, the Company and/or the Committee retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. During Fiscal 2008, the Company and the Committee used the services of human resource consulting firms Hewitt Associates, LLC, Watson Wyatt Worldwide, and Executive Resource Group for the assessment of pay competitiveness as well as evaluation of normative market practices for delivering executive and senior management compensation.

Accounting and Tax Considerations

Deductibility of Compensation under Federal Income Taxes

Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2008 (“Fiscal 2008”) that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan, and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

The Compensation Committee
Ralph R. Whitney, Jr., Chairman
Judith A. Mulholland
Claes Warnander
Akira Hara

COMPENSATON COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Akira Hara, formerly an Executive Officer of the Company and Chairman of Baldwin Japan Ltd., a subsidiary of the Company, served on the Company’s Compensation Committee during the fiscal year ended June 30, 2006, but resigned from the Compensation Committee in August 2006. In August 2007, Mr. Hara was re-appointed to that Committee, following a determination by the Board that he is now an Independent Director.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate amounts of compensation earned in the fiscal year ended June 30, 2008 for services rendered in all capacities by the Named Executive Officers.

							Non-Equity	Change in
							Incentive	Nonqualified
					Stock	Option	Plan	Deferred
					Awards	Awards	Compensation	Compensation
Name and		Salary	Bonus		($)	($)	($)	Earnings	All Other
Principal Position	Year	($)	($)		(1)	(1)	(2)	($)(3)	Compensation ($)		Total ($)

Gerald A. Nathe	2008	$350,000			$125,017	$30,961	—	$101,702	$48,258	(4)	$656,038
Chairman	2007	$450,000			$70,317	$34,071	$104,063	$276,370	$46,562		$981,383
Karl S. Puehringer	2008	$400,000			$277,567	$20,426	$182,400	$38,951	$88,975	(5)	$1,008,319
President & CEO	2007	$310,524			$115,883	$22,007	$75,194	$172,769	$145,422		$841,799
John P. Jordan	2008	$251,539	$50,000	(6)	$60,222	—	$114,000	$72,956	$25,600	(7)	$574,317
Vice President, CFO and Treasurer	2007	$78,846			$6,111	—	$19,269	$25,596	$17,148		$146,970
Shaun J. Kilfoyle	2008	$202,845			$33,917	$20,426	$75,307	$91,668	$39,714	(8)	$463,877
Vice President	2007	$196,661			$20,933	$21,970	$47,857	$108,729	$13,531		$409,681

Notes:

(1)	Represents the amount recognized for financial reporting purposes with respect to fiscal 2008 for RSAs and RSUs (Stock Awards) and stock options (Option Awards) granted during the fiscal year and prior fiscal years, as determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R).

(2)	Includes cash bonus earned and paid under the Company’s Fiscal 2008 and 2007 MICP.

(3)	Represents total change in the present value of the accumulated benefits under the Company’s SERP arrangements (see SERP table below) for the NEOs from July 1, 2007 (the beginning of Fiscal 2008) to June 30, 2008 (the end of Fiscal 2008).

(4)	For Fiscal 2008, the figure includes a $3,908 long-term disability insurance premium, $18,424 for legal and accounting/financial advice, a $13,645 life insurance premium, a $4,550 auto allowance, and a Company contribution of $7,731 to the named individual’s 401(k) profit sharing and savings plan account.

(5)	For Fiscal 2008, the figure includes a $4,357 long-term disability insurance premium, a $5,730 life insurance premium, a $3,662 auto allowance, a $1,565 club membership fee, a Company contribution of $9,392 to the named individual’s 401(k) profit sharing and savings plan account, $13,468 for legal and accounting/financial advice, $30,979 paid by the Company as reimbursement for relocation expenses, and a $19,822 gross-up payment to cover taxes associated with Mr. Puehringer’s relocation to the United States.

(6)	Represents a one-time sign-on bonus paid to Mr. Jordan during Fiscal 2008; one half of the amount was paid in August 2007 and one half was paid in January 2008.

(7)	For Fiscal 2008, the figure includes a $5,758 long-term disability insurance premium, a $1,620 life insurance premium, an $8,400 auto allowance, and a Company contribution of $9,822 to the named individual’s 401(k) profit sharing and savings plan account.

(8)	For Fiscal 2008, the figure includes a $2,140 life insurance premium, a $3,163 auto allowance, a Company contribution of $6,683 to the named individual’s 401(k) profit sharing and savings plan account, $20,533 paid by the Company as reimbursement for relocation expenses, and a $7,195 gross-up payment to cover taxes associated with Mr. Kilfoyle’s relocation to the Company’s Lenexa, Kansas location.

Employment Agreements

Gerald A. Nathe

Effective June 30, 2007, the Company entered into a new employment agreement with Gerald A. Nathe, its Chairman (then Chairman and Chief Executive Officer), replacing an earlier agreement dated March 19, 2001 and all amendments thereto. The new agreement provides that (a) Mr. Nathe will be paid (i) an annual salary of $350,000, (ii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability, (iii) annual deferred compensation in the amount of $160,000 following the termination of Mr. Nathe’s employment, and (b) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to one hundred sixty thousand shares of the Company’s Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company’s Class A Common Stock has attained $7.87 per share and, in the case of each subsequent installment, such market value has increased by $2.00 per share over the market value at which the previous installment was earned. For purposes of clause (a)(iii) above, in the event of the occurrence of certain events (unless Mr. Nathe votes in favor of them as a Director of the Company) such as any merger or consolidation or sale of substantially all of the assets of the Company or a change in control or liquidation of the Company, or in the event the Company fails to observe or comply in any material respect with any of the provisions of his employment agreement, Mr. Nathe may, within six months of the happening of any such event, provide notice of termination of his employment to the Company, and the Company shall be obligated to pay Mr. Nathe severance in an amount equal to 2.9 times his then annual base salary. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

Karl S. Puehringer

Effective June 30, 2007, the Company entered into a new employment agreement with Karl S. Puehringer, its President and then Chief Operating Officer (and effective July 1, 2007, its Chief Executive Officer), replacing an earlier agreement dated July 1, 2005 and all amendments thereto. The new agreement provides for the Company to pay to Mr. Puehringer (a) a minimum base salary of $400,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for fifteen (15) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Puehringer’s duties, then in each such case, Mr. Puehringer may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to 2.9 times his then annual base salary. The agreement expires on June 30, 2012 and, unless terminated with two year’s prior written notice, will automatically extend for additional five (5) year terms.

John P. Jordan

Effective March 8, 2007, the Company entered into an employment agreement with John P. Jordan, its Vice President, Chief Financial Officer and Treasurer. The agreement provides for the Company to pay to Mr. Jordan (a) a minimum base salary of $250,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Jordan, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Jordan’s duties, then in each such case, Mr. Jordan may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to his then annual base salary. Mr. Jordan’s agreement is for an initial term that expires on March 8, 2010 and, unless terminated with six months prior written notice, will automatically extend for additional three (3) year terms.

Shaun J. Kilfoyle

Effective September 1, 2004, the Company entered into an employment agreement with Shaun J. Kilfoyle, its Vice President of American Operations, replacing an earlier agreement dated February 14, 2003. The agreement provides for the Company to pay Mr. Kilfoyle (a) a minimum base salary of $170,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was with or without cause. In addition, in the event of any merger or consolidation by the Company with or into any other entity or any sale by the Company of substantially all of its assets or the adoption by the Company of any plan of liquidation, under certain conditions, Mr. Kilfoyle may receive a severance payment in an amount equal to his then annual base salary. The agreement was for an initial term of three (3) years and was automatically extended; unless terminated, it will continue to automatically extend for additional three (3) year terms.

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED JUNE 30, 2008

The following grants were made during the fiscal year ended June 30, 2008 to the Named Executive Officers pursuant to the Company’s 2005 Equity Compensation Plan and the 2008 Management Incentive Compensation Plan (MICP).

						All Other
			Estimated Future Payouts Under			Stock Awards:
			Non-Equity Incentive Plan Awards			Number of	Grant Date Fair
			Threshold	Target	Maximum	Shares of	Value of Stock and
Name	Grant Date		($)	($)	($)	Stock or Units	Option Awards ($)(3)

Gerald A. Nathe	11/13/07	(2)	—	—	—	30,000	$159,000
Karl S. Puehringer	8/2/07	(1)	$0.00	$200,000	$300,000	—	—
	11/13/07	(2)	—	—	—	65,000	$344,500
	3/7/08	(2)	—	—	—	50,000	$130,000
John P. Jordan	8/2/07	(1)	$0.00	$125,000	$187,500	—	—
	11/13/07	(2)	—	—	—	20,000	$106,000
Shaun J. Kilfoyle	8/2/07	(1)	$0.00	$98,829	$148,243	—	—
	11/13/07	(2)	—	—	—	7,500	$39,750

(1)	Award letters were distributed on this date under the Company’s Fiscal 2008 MICP. Actual amounts of Fiscal 2008 MICP payments to the NEOs were determined in August 2008 and are included in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents Restricted Stock Awards (RSAs) under the Company’s 2005 Equity Compensation Plan, which have restrictions that lapse in three (3) equal annual installments on the first, second and third anniversaries of the Grant Date.

(3)	Represents the fair value (closing price of Company’s stock) of RSAs as determined under SFAS No. 123(R).

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

The following table lists the outstanding stock options, restricted stock awards and restricted stock unit awards held at June 30, 2008 by each of the Named Executive Officers.

		Number of	Number of						Market
		Shares of	Shares of				Number of		Value of
		Common Stock	Common Stock				Shares or		Shares or
		Underlying	Underlying				Units of		Units of
		Unexercised	Unexercised		Option		Stock that		Stock that
		Options	Options		Exercise	Option	have not		have not
	Grant	(#)	(#)		Price	Expiration	Vested		Vested($)
Name	Date	Exercisable	Unexercisable		($)	Date	(#)(a)		(1)

Gerald A. Nathe	8/11/1998	16,500	0		$5.50	8/11/2008	—		—
	8/07/2001	40,000	0		$1.05	8/07/2011	—		—
	11/11/2003	50,000	0		$1.93	11/11/2013	—		—
	8/17/2004	33,333	16,667	(2)	$3.41	8/17/2014		(2)	$39,667
	11/8/2005	—	—		—	—	8,333		$19,833
	11/14/2006	—	—		—	—	23,333		$55,533
	11/13/2007	—	—		—	—	30,000		$71,400
Karl S. Puehringer	11/13/2001	25,000	—		$1.15	11/13/2011	—		—
	8/13/2002	30,000	—		$0.82	8/13/2012	—		—
	11/11/2003	25,000	—		$1.93	11/11/2013	—		—
	8/17/2004	23,333	11,667	(2)	$3.41	8/17/2014		(2)	$27,767
	11/8/2005	—	—		—	—	6,667		$15,867
	6/13/2006	—	—		—	—	10,000		$23,800
	11/14/2006	—	—		—	—	20,000		$47,600
	6/12/2007	—	—		—	—	20,000		$47,600
	11/13/2007	—	—		—	—	65,000		$154,700
	3/7/2008	—	—		—	—	50,000		$119,000
John P. Jordan	5/2/2007	—	—		—	—	13,333		$31,733
	11/13/2007	—	—		—	—	20,000		$47,600
Shaun J. Kilfoyle	8/13/2002	9,333	—		$0.82	8/13/2012	—		—
	11/11/2003	16,667	—		$1.93	11/11/2013	—		—
	8/17/2004	23,333	11,667	(2)	$3.41	8/17/2014		(2)	$27,767
	11/8/2005	—	—		—	—	3,333		$7,933
	11/14/2006	—	—		—	—	5,000		$11,900
	11/13/2007	—	—		—	—	7,500		$17,850

(1)	Represents the number of shares of unvested stock options or RSAs or RSUs which remain under restriction multiplied by $2.38, the fair market value (closing price) of the Company’s Class A Common Stock on June 30, 2008, the last trading day of Fiscal 2008.

(2)	Options vested on August 17, 2008.

VESTING SCHEDULE FOR UNVESTED RSUs AND RSAs

The amounts shown in column (a) of the Outstanding Equity Awards at June 30, 2008 Table above are RSUs and RSAs that have not yet vested. The table below shows the vesting schedules for these outstanding awards, all of which are RSAs except where otherwise indicated. All awards below vest on the anniversary of the date of grant in the calendar year indicated.

Name	Grant Date		2008	2009	2010

Gerald A. Nathe	11/8/2005		8,333
	11/14/2006		11,666	11,667
	11/13/2007		10,000	10,000	10,000
Karl S. Puehringer	11/8/2005 (RSU	)	6,667
	6/13/2006			10,000
	11/14/2006		10,000	10,000
	6/12/2007			10,000	10,000
	11/13/2007		21,667	21,666	21,667
	3/7/2008		16,667	16,666	16,667
John P. Jordan	5/2/2007			6,666	6,667
	11/13/2007		6,667	6,666	6,667
Shaun J. Kilfoyle	11/8/2005		3,333
	11/14/2006		2,500	2,500
	11/13/2007		2,500	2,500	2,500

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED JUNE 30, 2008

The following table lists the exercise of stock options and the lapse of restrictions with respect to restricted stock awards (RSAs) and restricted stock unit awards (RSUs) for each Named Executive Officer during the fiscal year ended June 30, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares of		Shares of
	Common Stock		Common Stock	Value Realized
	Acquired	Value Realized	Acquired	on Vesting
	on Exercise	on Exercise	on Vesting	($)
Name	(#)	($)	(#)	(1)

Gerald A. Nathe	—	—	8,333	$44,832
			11,666	$63,235
Karl S. Puehringer	—	—	6,666	$35,863
			10,000	$54,200
			10,000	$28,200
			10,000	$28,200
John P. Jordan	—	—	6,666	$16,265
Shaun J. Kilfoyle	—	—	3,333	$17,932
			2,500	$13,550

(1)	Value Realized on Vesting represents the fair market value (closing price) of the Company’s Class A Common Stock on the date the restrictions of the RSAs or RSUs lapsed.

PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS — SERPS)

The table below shows the present value of accumulated benefits as of the fiscal year ended June 30, 2008 payable to each of the Named Executive Officers and the number of years of service credited to each of the NEOs under the SERP agreements in place with each of the NEOs. The calculation and valuation of the accumulated benefits for fiscal year ended June 30, 2008 were concluded by Watson Wyatt, the Company’s actuarial consultants, in accordance with requirements of applicable accounting standards, including SFAS 87, 88, 130, 132 and 158, and in conformance with generally accepted actuarial principles and practices. The material assumptions used in those calculations were set forth in Note 12 — Supplemental Compensation — of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and are incorporated by reference herein.

			Present
		Number of Years	Value of Accumulated	Payments During
	Plan	Credited Service	Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)

Gerald A. Nathe	SERP	18	$2,030,822	—
Karl S. Puehringer	SERP	7	$747,154	—
John P. Jordan	SERP	1	$94,052	—
Shaun J. Kilfoyle	SERP	7	$369,266	—

Other than the SERP benefits described in the table above, the Company does not provide its NEOs with any nonqualified deferred compensation benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs requires the Company to provide for certain payments to the NEO in the event of termination of his employment or a change in control of the Company. The following table shows estimated payments to each of the Company’s NEOs under his existing contract under various scenarios involving a termination of employment or a change in control of the Company, assuming that such individual’s employment was terminated or a change in control of the Company had occurred on June 30, 2008.

Payment	Gerald A. Nathe	Karl S. Puehringer	John P. Jordan	Shaun J. Kilfoyle

Upon termination by the Company Without Cause
Cash Severance	$1,015,000	$1,160,000	$255,000	$102,287
Accrued but unpaid MICP(1)	—	$200,000	$125,000	$98,828
Vested SERP Compensation(2)	$2,030,822	$747,154	$94,052	$369,266
Cost of outplacement	—	$30,000	$15,000	$10,000
Insurance reimbursement	$208,284	$29,390	$6,678	$9,797
Accrued vacation	$54,519	$113,846	$6,375	$14,163

Upon termination by Mutual Consent
Cash Severance	$350,000	—	—	—
Accrued but unpaid MICP	—	$200,000	$125,000	—
Vested SERP Compensation	$2,030,822	$747,154	$94,052	$369,266
Insurance reimbursement	$208,284	—	—	—
Accrued vacation	$54,519	$113,846	$6,375	$14,163

Payment	Gerald A. Nathe		Karl S. Puehringer		John P. Jordan		Shaun J. Kilfoyle

Upon termination by the Company With Cause
Vested SERP Compensation	$2,030,822		$747,154		$94,052		$369,266
Insurance reimbursement	$208,284		—		—		—
Accrued vacation	$54,519		$113,846		$6,375		$14,163

Upon termination by the Executive
Upon the occurrence of Certain Events(3)
Cash Severance	$1,015,000		$1,160,000		$255,000		$102,287
Accrued but unpaid MICP	—		$200,000		$125,000		$98,828
Vested SERP Compensation	$2,030,822		$747,154		$94,052		$369,266
Cost of outplacement	—		$30,000		$15,000		$10,000
Insurance reimbursement	$208,284		$29,390		$6,678		$9,797
Accrued vacation	$54,519		$113,846		$6,375		$14,163

Upon termination as a result of Disability
Disability Payment	$330,713	(4)	$2,548,906	(5)	$278,604	(5)	$486,127	(6)
Accrued but unpaid MICP	—		$200,000		$125,000		$98,828
Vested SERP Compensation	$2,030,822		$747,154		$94,052		—
Insurance reimbursement	$208,284		—		—		—
Accrued vacation	$54,519		$113,846		$6,375		$14,163

Upon termination as a result of Death
Accrued but unpaid MICP	—		$200,000		$125,000		$98,828
Vested SERP Compensation	$2,030,822		$747,154		$94,052		$369,266
Insurance reimbursement	$208,284		—		—		—
Accrued vacation	$54,519		$113,846		$6,375		$14,163

Upon termination for Retirement
Accrued but unpaid MICP	—		$200,000		$125,000		$98,828
Vested SERP Compensation	$2,030,822		$747,154		$94,052		$369,266
Insurance reimbursement	$208,284		—		—		—
Accrued vacation	$54,519		$113,846		$6,375		$14,163

Upon expiration of Agreement
Cash Severance	—		$800,000		—		—
Accrued but unpaid MICP	—		$200,000		$85,000	(7)	$17,048	(7)
Vested SERP Compensation	$2,030,822		$747,154		$94,052		$369,266
Insurance reimbursement	$208,284		$29,390		—		—
Accrued vacation	$54,519		$113,846		$6,375		$14,163

(1)	Reflects the value of the payment under the Company’s MICP assuming the payout was at 100% of the target.

(2)	Reflects the present value of the SERP benefits that would be provided upon termination. This is not a lump sum payment.

(3)	Upon the occurrence of certain events in each individual NEO’s employment agreement (e.g. the removal of an NEO from his position, a material diminution of duties or the assignment of duties that are materially inconsistent with the NEO’s position, merger or sale by the Company with or into another entity, sale by the Company of substantially all of its assets, change of a majority of directors of the Company, or adoption by the Company of any plan of liquidation), the NEO may terminate his employment and receive the same payments from the Company that the Company would have been obligated to pay in the case of Termination by the Company Without Cause.

(4)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable through June 30, 2010. This is not a lump sum payment.

(5)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable until the NEO attains the age of 65. This is not a lump sum payment.

(6)	Reflects the present value of disability payments in an amount equal to 60% of the NEO’s monthly base salary up to a maximum of $5,000 per month and payable until the NEO attains the age of 65. This is not a lump sum payment.

(7)	Reflects the value of the MICP payment assuming the payout was at 100% of the target and pro-rated for the duration the agreement was in effect during the fiscal year of expiration.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September 2002. During the fiscal year ended June 30, 2008, the Company paid $171,000 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.

Akira Hara, a Director of the Company since 1989, has served as a strategic advisor to the Company since January 1, 2004. He is also a non-executive Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. Mr. Hara, as a strategic advisor, receives compensation of approximately $60,000 per year. In addition, Mr. Hara also receives benefits under a non-qualified supplemental executive retirement plan, which expires in 2015 or upon his death, whichever occurs later. The estimated annual benefit paid to Mr. Hara under this supplemental plan is approximately $136,000.

APPROVAL OF AMENDMENT TO THE 2005 EQUITY COMPENSATION PLAN

The Board of Directors and its Compensation Committee believe that attracting and retaining employees, non-employee Board members, and other persons who provide services to the Company, of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, the Board adopted, and the stockholders approved, the 2005 Equity Compensation Plan (the “2005 Plan”) in November 2005. The 2005 Plan provides a vehicle pursuant to which equity awards may be made in the form of stock options, restricted stock, performance grants, etc. Currently, there are 369,719 shares of Class A Common Stock remaining to be awarded under the 2005 Plan. The 2005 Plan’s original limit is 1,200,000 shares. In order to continue to make equity awards under the 2005 Plan, the Board determined it was necessary to increase the plan limit. Therefore, the Board has adopted, subject to stockholder approval, an amendment to the 2005 Plan increasing by 1,000,000 shares the number of shares of Class A Common Stock that may be subject to awards outstanding under the 2005 Plan from 1,200,000 to 2,200,000.

Below is a summary of the principal provisions of the 2005 Plan, as amended, and its operation. A copy of the 2005 Plan, as amended, is set forth in full in Appendix A to this Proxy Statement, and the following description of the 2005 Plan, as amended, is qualified in its entirety by reference to Appendix A.

Potential Dilution

The aggregate number of shares that may be issued to employees, non-employee directors and other persons who provide services to the Company under the 2005 Plan will not exceed 2,200,000. Shares subject to awards granted under the 2005 Plan which are subsequently forfeited, expire unexercised or are otherwise not issued will not be treated as having been issued for purposes of the share limitation.

Restrictions on Repricing

The 2005 Plan includes a restriction that, unless authorized by stockholders, the Company will not amend or replace options previously granted under the 2005 Plan in a transaction that constitutes a “repricing” under U.S. generally accepted accounting principles.

Administration

The Compensation Committee or a sub-committee of its members will have the authority to select award recipients, determine the type, size and other terms and conditions of the award, and make all other decisions and determinations as may be required under the terms of the 2005 Plan or as the Compensation Committee may deem necessary or advisable for the administration of the 2005 Plan. The Compensation Committee will be permitted to delegate to one or more senior executives of the Company (i) the authority to make grants of awards to officers (other than executive officers) and employees of the Company and (ii) such other administrative responsibilities.

Eligibility

Employees (including officers) and non-employee directors of the Company and its subsidiaries and other persons who provide substantial services to the Company and its subsidiaries are eligible to be selected as award recipients.

Type of Awards

The 2005 Plan gives the Committee the flexibility to grant a variety of other equity instruments in addition to stock options, including restricted stock, bonus shares, stock appreciation rights, share units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the 2005 Plan or any other plan. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Unless otherwise set forth in an award agreement, stock options vest in three equal annual installments commencing on the second anniversary of the date of the grant and all awards other than stock options vest in three equal annual installments commencing on the first anniversary of the date of the grant. Upon a Change in Control (as defined in the Plan), any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that if no exercise of the award is required, the award may be realized in full at the time of the occurrence of the Change in Control or if exercise of the award is required, the award may be exercised at the occurrence of the Change in Control.

Certain Performance-Based Awards

The Committee may grant performance awards, which may be cash or stock-based. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. In order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; total stockholder return or stock price; book value per share; expense management; improvements in capital structure; working capital; days sales outstanding; days payables outstanding; inventory turns; and costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, or other business units, and may be with fixed, quantitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison.

Limitations on Stock-Based Awards

The aggregate number of shares that may be issued to employees, non-employee directors and persons who provide services to the Company under the 2005 Plan will not exceed 2,200,000. Shares issued under the 2005 Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market. In any calendar year, no employee or director may be granted stock-based awards that related to more than 200,000 shares, or cash-based awards that can be settled for more than $1 million.

Adjustments

In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock, the Compensation Committee may adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Compensation Committee may also adjust outstanding awards upon occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Amendment, Termination

The Board may amend, suspend, discontinue, or terminate the 2005 Plan or the Compensation Committee’s authority to grant awards under the 2005 Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation or under the AMEX rules. Unless earlier terminated, the 2005 Plan will terminate on November 8, 2015, which is ten years after the Plan’s original approval by stockholders.

Tax Consequences

The federal income tax consequences arising with respect to awards granted under the 2005 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation Section 162(m) of their Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2005 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Future benefits under the 2005 Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. During Fiscal 2008, awards were made under the 2005 Plan to the named executive officers as set forth herein in the tables captioned Summary Compensation Table and Option /SAR Grants in Last Fiscal Year. The amount and/or value of awards made during Fiscal 2008 under the 2005 Plan to the Company’s non-employee directors is set forth herein under Compensation of Directors. In addition, during Fiscal 2008, a total of 150,000 stock options were granted to all of the Company’s employees (other than named executive officers) under the 2005 Plan.

Vote Required for Approval

Approval of the 2005 Plan requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

The Board of Directors unanimously recommends a vote “FOR” approval of the Amendment to the Baldwin Technology Company, Inc. 2005 Equity Compensation Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“GT”) audited the accounts of the Company for the fiscal years ended June 30, 2008 and June 30, 2007.

Previously, from 1968 through 2006, PricewaterhouseCoopers LLP (“PWC”) and its predecessor firms served as the Company’s independent registered public accounting firm. As previously disclosed in a Form 8-K current report filed on November 20, 2006, the Audit Committee of the Board of Directors of the Company on November 14, 2006 dismissed PWC as the Company’s independent registered public accounting firm effective November 14, 2006.

As disclosed in a current report on Form 8-K filed on November 28, 2006, the Audit Committee also approved the retention of Grant Thornton LLP (“GT”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2007.

During the Company’s two most recent fiscal years and the subsequent interim period prior to engaging GT, neither the Company nor anyone acting on behalf of the Company consulted GT regarding (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The table below provides a summary of the aggregate fees billed for professional services rendered to the Company by GT during the fiscal year ended June 30, 2008 and by GT and PWC during the fiscal year ended June 30, 2007.

	PWC		GT	GT
	2007		2007	2008

Audit Fees	$88,750		$1,041,000	$996,416
Audit-Related Fees	635,564	(1)	—	—
Tax Fees	—		$44,905	$110,871
All Other Fees	—		—	—

TOTAL	$724,314		$1,085,905	$1,107,287

(1)	Primarily reflects services related to the Company’s acquisition of Oxy-Dry Corporation.

In accordance with its charter, the Audit Committee pre-approved all non-audit fees for fiscal year 2008 listed above. In addition, the Audit Committee considered the fees for non-audit services in relation to their assessment of the independence of GT.

A representative of GT is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions of stockholders.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the Company’s 2009 proxy statement provided they are received by the Company no later than June 12, 2009 and are otherwise in compliance with applicable SEC regulations. A stockholder who wishes to present a proposal at the 2009 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2008 proxy statement must give advance notice to the Company on or before August 30, 2009, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the mailing date of the initial proxy statement for the 2008 Annual Meeting of Stockholders.

GENERAL

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournment thereof in accordance with the discretion of the persons named therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2008, to the best of the Company’s knowledge, all required reports were filed on a timely basis, except one. Mr. Richards, the Company Controller, filed a late Form 4 report in connection with the disposition of Company stock in payment of taxes due when certain restrictions lapsed under Restricted Stock previously awarded to Mr. Richards. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including financial statements, may be obtained without charge by writing to the Company Secretary at the above address. The Annual Report is also available on the Company’s website at www.baldwintech.com under “Investor Relations”.

OTHER INFORMATION

The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

Helen P. Oster
Secretary

Exhibit A

BALDWIN TECHNOLOGY COMPANY, INC.

2005 EQUITY COMPENSATION PLAN

(as amended, August 2008)

1. Purpose of the Plan

The purpose of this 2005 Equity Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2. Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meanings set forth in this Section.

2.1 “Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Company a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means the occurrence of any of the following events:

(a) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act)), other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of all classes of the voting securities of the Company then outstanding;

(b) the consummation of any transaction or series of transactions described in Section 7, other than any such transaction(s) which results in at least 65% of the total voting power represented by all classes of the voting securities of the Company (or, if the Company does not survive, the surviving entity) outstanding immediately after such transaction(s) being beneficially owned by at least 65% of the holders of all classes of voting securities of the Company outstanding immediately prior to the transaction(s), with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction(s);

(c) the complete liquidation of the Company or the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 60% or more of the total assets of the Company); or

(d) a majority of the members of the Board is composed of individuals who are not described in any of the following categories: (i) individuals who constitute the Board as of the date the Plan was adopted by the Board (the “Original Directors”), (ii) individuals who thereafter were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (iii) individuals who were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election).

For purposes of the foregoing, the terms “beneficial ownership”, “beneficial owner”, and “beneficially owned” shall be determined in accordance with Rule 13d-3 promulgated pursuant to the Exchange Act.

2.6 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.7 “Committee” means the committee appointed by the Board to administer the Plan or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.8 “Company” means Baldwin Technology Company, Inc., a company organized under the laws of the state of Delaware.

2.9 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.10 “Other Awards” means Awards that are not Share-Based Awards.

2.11 “Participant” means any employee, director, or other individual or entity who has been granted an Award under the Plan.

2.12 “Independent Director” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.13 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

2.14 “Share-Based Awards” means Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares.

2.15 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company.

3. Administration

3.1 Committee.  The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not an Independent Director, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Independent Directors, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Independent Directors or by the Committee but with each such member who is not an Independent Director abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Independent Directors. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Independent Director(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and any authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee.  In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or any arbitral proceeding.

3.3 Delegation by Committee.   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability.   Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

4.1 Eligibility.  The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards.  The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, options to purchase Shares, restricted Shares, bonus Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards.  The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

4.4 Option Repricing.  As to any Award granted as an option to purchase Shares or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards.  Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

4.6 Vesting.  Unless otherwise set forth in an Award Agreement, (i) Awards granted as an option to purchase Shares shall vest in three equal annual installments commencing on the second anniversary of the date of such grant, and (ii) all Awards other than those granted as an option to purchase Shares shall vest in three equal annual installments commencing on the first anniversary of the date of such grant. In addition, upon a Change in Control, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change in Control or if exercise of the Award is required, the Award may be exercised at the occurrence of the Change in Control.

5. Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees.   If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation § 1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards:

(1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; (6) economic value added (“EVA”); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (9) total stockholder return or stock price; (10) book value per share; (11) expense management; (12) improvements in capital structure; (13) working capital (including days sales outstanding, days payables outstanding and inventory turns); (14) costs; and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee.

(c) Performance Period; Timing for Establishing Performance Award Terms.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact Of Extraordinary Items Or Changes In Accounting.  To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations.   Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Independent Directors.

5.3 Status of Section 5.1 Awards under Code Section 162(m).  It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6. Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards.  The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 2,200,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence.

6.2 Per Participant Limitation on Share-Based Awards.  In any calendar year, no Participant may be granted Awards that relate to more than 200,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards.  In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $1,000,000.

7.	Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events set forth in the preceding sentence, events constituting a Change in Control, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.	General Provisions

8.1 Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability.  Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence.  Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes.  The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

8.5 Changes to the Plan and Awards.  The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Shareholder Rights.  No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns.  The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law.  The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Plan Termination.  Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the date the Company’s stockholders originally approved the Plan or the date of any subsequent stockholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

(August 2008)

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.
PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 11, 2008
CLASS A COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 11, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Karl S. Puehringer and Claes Warnander
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below

2.	To improve an amendment to the Company’s 2005 Equity Compensation Plan to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000 to 2,200,000.
For [  ] Against [  ] Abstain [  ]
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 , 2 AND 3.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.
PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 11, 2008
CLASS B COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 11, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Karl S. Puehringer and Claes Warnander
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below

2.	To improve an amendment to the Company’s 2005 Equity Compensation Plan to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000 to 2,200,000.
For [  ] Against [  ] Abstain [  ]
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 , 2 AND 3.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.
PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 11, 2008
401(k) PLAN
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 11, 2008 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class III Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Karl S. Puehringer and Claes Warnander
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below

2.	To improve an amendment to the Company’s 2005 Equity Compensation Plan to increase the maximum aggregate number of shares of the Company’s Class A Common Stock that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan by 1,000,000 to 2,200,000.
For [  ] Against [  ] Abstain [  ]
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 , 2 AND 3.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.